Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Number 333-190697 on Form S-8 of our report, dated March 6, 2020, relating to the consolidated financial statements of Processa Pharmaceuticals, Inc. for the years ended December 31, 2019 and 2018 included in the Annual Report on Form 10-K of Processa Pharmaceuticals, Inc. for the year ended December 31, 2019.

/s/ BD & Company, Inc.
Owings Mills, MD
March 6, 2020